                                                                            99.1

                      On-Site Trading, Inc. and Subsidiary
             Condensed Consolidated Statement of Financial Condition
                               September 30, 2001
                                    Unaudited

      Assets

Cash and cash equivalents                                             $    118,802
Securities owned, at market value                                        4,623,560
Secured demand notes receivable                                          2,700,000
Furniture, equipment and leasehold improvements, at cost
   (net of accumulated depreciation and amortization of $2,593,876)        769,680
Employee loans receivable                                                   46,667
Receivable from licensees                                                  356,725
Other assets                                                               929,186
                                                                      ------------
                       Total assets                                   $  9,544,620
                                                                      ============




      Liabilities and Stockholders' Deficit

Payable to clearing broker                                            $  1,937,515
Bank overdraft payable                                                     212,095
Loan payable                                                               233,333
Accrued expenses and other payables                                      1,348,033
Securities sold short, not yet purchased, at market value                3,358,583
                                                                      ------------
                                                                         7,089,559

Commitments and contingencies

Subordinated borrowings                                                  6,700,000

Minority interest                                                        2,161,383

Stockholders' deficit
      Preferred stock                                                           80
      Common stock                                                             100
      Additional paid in capital                                         4,370,821
      Accumulated deficit                                              (10,777,323)
                                                                      ------------
Total stockholders' deficit                                             (6,406,322)
                                                                      ------------
Total liabilities & stockholders' deficit                             $  9,544,620
                                                                      ============

The accompanying notes are an integral part of these condensed consolidated financial statements.

                      On-Site Trading, Inc. and Subsidiary
                 Condensed Consolidated Statement of Operations
                  For the nine months ended September 30, 2001
                                    Unaudited

Revenues
    Commissions                                     $ 22,576,824
    Trading loss                                        (563,083)
    Interest, dividend and other                       3,934,509
                                                    ------------
                                                      25,948,250
                                                    ------------

Expenses
    Employee compensation and benefits                12,821,891
    Clearance fees, floor brokerage and execution      4,866,900
    Depreciation and amortization                        453,324
    Other                                             10,989,608
                                                    ------------
                                                      29,131,723
                                                    ------------
       Loss before minority interest                  (3,183,473)

Minority interest                                     (1,182,830)
                                                    ------------
        Net loss                                    ($ 4,366,303)
                                                    ============


The accompanying notes are an integral part of these condensed consolidated financial statements.

                      On-Site Trading, Inc. and Subsidiary
                      Consolidated Statement Of Cash Flows
                  For the nine months ended September 30, 2001
                                    Unaudited

Cash flows from operating activities:
         Net loss from operations                                       $ (4,366,303)
         Adjustments to reconcile net loss from operations to
             net cash provided by operating activities:
                  Minority interest                                        1,182,830
                  Depreciation and amortization                              453,324
                  Changes in operating assets and liabilities
                        Decrease in securities owned, at market value     10,944,991
                        Decrease in other assets                             100,226
                        Increase in payable to clearing broker             1,239,519
                        (Decrease) in bank overdraft                         (61,521)
                        (Decrease) in securities sold, not
                           yet purchased, at market value                 (5,990,665)
                         Increase in accrued expenses
                           and other payables                                108,503
                                                                        ------------
         Net cash provided by operating activities                         3,610,904
                                                                        ------------

Cash flows from investing activities:
         Purchase of furniture, equipment and leasehold improvements         (40,218)
                                                                        ------------
                  Net cash used in investing activities                      (40,218)
                                                                        ------------

Cash flows from financing activities:
         Capital contributions from stockholders                           1,550,000
         Minority interest capital contributed                             3,014,921
         Distributions to minority interest                               (8,147,343)
                                                                        ------------

                  Net cash used in financing activities                   (3,582,422)
                                                                        ------------

                  Net decrease in cash and cash equivalents                  (11,736)

Cash and cash equivalents at beginning of period                             130,538
                                                                        ------------

Cash and cash equivalents at the end of period                               118,802

Supplemental disclosures of cash flow information:
         Cash paid during the year for

                  Income taxes                                          $       --
                                                                        ============
                  Interest                                              $  1,029,384
                                                                        ============

Supplemental disclosure of noncash investing and financing activity:

         Borrowings under secured demand note
             collateral agreement                                       $  2,700,000
                                                                        ============
         Repayment of borrowings from customers                         $ (2,197,950)
                                                                        ============
         Conversion of capital by stockholder to
            subordinated borrowings                                     $ (1,117,381)
                                                                        ============
         Conversion of subordinated borrowings to equity                $  1,500,000
                                                                        ============

The accompanying notes are an integral part of these condensed financial statements.

1. Basis of Presentation

The unaudited condensed consolidated interim financial statements include the accounts of On-Site Trading, Inc. (the "Company" or "On-Site") and its subsidiary On-Site Trading LLC (the "LLC").

On November 2, 2001, A.B. Watley Group Inc. ("Watley") purchased certain of the assets and assumed certain of the liabilities of On-Site and acquired the LLC.

These financial statements, in the opinion of management, reflect all adjustments, which are all of a normal recurring nature, necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the accounting principles generally accepted in the United States of America. These financial statements, including the related footnotes, should be read in conjunction with the audited historical financial statements and related footnotes of the Company for the years ended December 31, 2000, 1999 and 1998.

2. Minority Interest in LLC

The minority interest in the LLC represents the proprietary trading accounts of the nonvoting LLC members and their respective share of trading profits or losses, net of certain expenses determined on a contractual basis.

Minority interest transactions are summarized as follows:

Balance at January 1, 2001                                      $6,110,975

Capital contributed                                              3,014,921
Income attributable to nonvoting minority members                1,182,830
Distributions to minority members                               (8,147,343)
                                                                ----------
Balance at September 30, 2001                                   $2,161,383
                                                                ----------

3. Subordinated Borrowings

The borrowings under subordinated agreements at September 30, 2001 are as follows:

      Subordinated notes:
           Non-interest-bearing, due May 31, 2002    $1,500,000
           15% due December 31, 2001                    500,000
           15% due June 30, 2002                        900,000
           15% due April 3, 2002                      1,100,000
                                                     ----------
                                                      4,000,000
      Secured Subordinated Demand Notes:
           10% due June 6, 2001                         900,000
           12% due June 6, 2004                         900,000
           10% due March 15, 2002                       900,000
                                                     ----------
                                                      2,700,000
                                                     ----------
                                                     $6,700,000
                                                     ==========


Of the subordinated borrowings, approximately $3,500,000 is to the Company's stockholders and $3,200,000 is to non-stockholders at September 30, 2001.

4. Net Capital Requirements.

The Company is subject to the Securities and Exchange Commission's ("SEC") Uniform Net Capital Rule 15c3-1, which requires the maintenance of minimum net capital, as defined. In accordance with this rule, the Company is required to maintain defined minimum net capital equal to the greater of $100,000 or 6-2/3% of aggregate indebtedness. As of September 30, 2001 the Company filed for withdrawal as a broker-dealer.

The LLC is also subject to SEC Rule 15c3-1. The LLC is required to maintain defined minimum net capital equal to the greater of $100,0000 or 6-2/3% of aggregate indebtedness. At September 30, 2001, the LLC had net capital of $170,236, which exceeded its required net capital by $70,236. The LLC required net capital was $100,000 at September 30, 2001.

Both the Company and the LLC are exempt from the provisions of Rule 15c3-3 under the Securities and Exchange Act of 1934, as amended, in that the Company's and the LLC's activities are limited to those set forth in the conditions for exemption appearing in paragraph (k)(2)(ii).

5. Contingencies

The Company has been named as a defendant in lawsuits and arbitration proceedings. The ultimate outcome of these legal proceedings and the claims pending against the Company cannot be determined at this time. There can be no assurance that these legal proceedings or claims will not have a material effect on the Company's financial statements.

6. Subsequent Events

On September 28, 2001, the Company filed to withdraw as broker-dealer with the regulatory agencies and ceased to operate as broker-dealer.

On November 2, 2001, Watley consummated the acquisition of certain of the businesses, assets and liabilities of On-Site, primarily On-Site's customer base and its interest in the LLC, a broker-dealer subsidiary. The assets acquired were $5,593,484; the liabilities assumed, including minority interest, were $5,596,183. In exchange for the assets and liabilities of On-Site acquired, and pursuant to the terms of the Asset Purchase Agreement, Watley issued 1,875,000 shares of its common stock to On-Site. Of these shares, 25% (468,750 shares) were contingent upon achieving certain post-acquisition revenues from On-Site's customers. Watley also assumed a liability of $1,800,000 that On-Site had to the LLC.